Exhibit (3)(a)

                        SEE RESTRICTIVE LEGEND ON REVERSE

                                     GENERAL
                            ENVIRONMENTAL CORPORATION

NUMBER        INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE      SHARES
------           AUTHORIZED: 30,000,000 SHARES, $.001 PAR VALUE         ------
2669-0                                                                 -100,000-


                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                              CUSIP 3697602 02

This Certifies That

                              - W EDWARD NICHOLS -

is the owner of

                           ***ONE HUNDRED THOUSAND***

    fully paid and non-assessable Common Stock, $.001 par value per share, of

                       GENERAL ENVIRONMENTAL CORPORATION

transferable only on the books of the Company by holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation, to all of which the holder by acceptance hereby assents.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in facsimile by its authorized officers and the facsimile seal of the Company to be duly affixed hereto.

Dated:

10/30/98


/s/ K. Bruce Joner                   [SEAL]                       /s/ Ado Rekart

    SECRETARY                                                        PRESIDENT

COUNTERSIGNED:

CORPORATE STOCK TRANSFER, INC.
370 - 17th Street, Suite 2350, Denver, Colorado 80202

By /s/ [Illegible]
   -------------------------------------
   Transfer Agent Authorized Signature